                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Concurrent Computer Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                    [LOGO CONCURRENT COMPUTER CORPORATION]

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                RETURN OF PROXY

     Please complete, sign, date and return the enclosed proxy promptly in the enclosed addressed envelope even if you plan to attend the meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States. If you attend the meeting and vote in person, the proxy will not be used. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.

                    [LOGO CONCURRENT COMPUTER CORPORATION]

Dear Fellow Stockholder:

     It's my pleasure to invite you to attend the Concurrent Computer Corporation 1996 Annual Meeting of Stockholders to be held at the DoubleTree Guest Suites, Fort Lauderdale, Florida, at 2:00 p.m., on Friday, November 8, 1996.

     Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please sign and return the enclosed proxy card today. This will not prevent you from voting your shares in person if you are able to attend. Your cooperation is appreciated since a majority of the outstanding Common Stock must be represented, either in person or by proxy, to constitute a quorum.

     If you plan to attend, please mark the enclosed proxy card in the designated space and return it today.

     We look forward to meeting with you and sharing our views on the progress of Concurrent Computer Corporation.

                                            E. COURTNEY SIEGEL
                                            President and Chief
                                            Executive Officer

Fort Lauderdale, Florida
October 1, 1996

                    [LOGO CONCURRENT COMPUTER CORPORATION]

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD FRIDAY, NOVEMBER 8, 1996

     The 1996 Annual Meeting of Stockholders of Concurrent Computer Corporation will be held at the DoubleTree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, at 2:00 p.m., on Friday, November 8, 1996. The Annual Meeting is being held to consider and act upon the following matters:

         1. To elect directors.

         2. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has established September 20, 1996 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to vote. A list of stockholders as of the record date will be available for inspection by stockholders at the Company's headquarters, 2101 West Cypress Creek Road, Fort Lauderdale, Florida, during regular business hours in the ten-day period prior to the Annual Meeting and at the place of the Annual Meeting on the day of the meeting. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                            By order of the Board of Directors,

                                            KAREN G. FINK
                                            Vice President, General
                                            Counsel and Secretary

October 1, 1996

                        CONCURRENT COMPUTER CORPORATION
                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309

                             ---------------------

                                PROXY STATEMENT

     This proxy statement and the proxy card are first being sent to stockholders on or about October 1, 1996, and are furnished in connection with the solicitation of proxies to be voted at the 1996 Annual Meeting of Stockholders of Concurrent Computer Corporation (the "Company" or "Concurrent") to be held at the DoubleTree Guest Suites, Fort Lauderdale, Florida, at 2:00 p.m. on Friday, November 8, 1996.

SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof by the proxy holders (E. Courtney Siegel, President and Chief Executive Officer; Daniel
S. Dunleavy, Vice President, Chief Financial Officer; and Karen G. Fink, Vice President, General Counsel and Secretary of the Company) (the "Proxy Holders"). All proxies will be voted in accordance with the instructions contained in the proxy, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting (the "Notice"), including the nominees for directors. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering to the Company a proxy bearing a later date or a written notice of revocation, or by voting in person at the meeting.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their related out-of-pocket expenses.

VOTING INFORMATION

     Only the holders of Common Stock of record at the close of business on September 20, 1996 are entitled to vote at the meeting. On that date 42,767,500 shares of Common Stock were outstanding, each of which entitles the holder to one vote on each matter properly to come before the meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum at the meeting. Abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. All matters, other than the election of directors, will be decided by the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on that matter. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and, consequently, have the same effect as a vote against a proposal, whereas broker non-votes are not counted in tabulations of the votes cast and, consequently, have no effect on determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor or withheld. Assuming the presence of a quorum, the eight nominees for Director receiving the highest number of votes cast by stockholders entitled to vote for the election of Directors shall be elected.

1997 STOCKHOLDER PROPOSALS

     Proposals of stockholders for possible consideration at the 1997 Annual Meeting of Stockholders (expected to be held in November 1997) must be received by the Secretary of the Company at 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309 not later than June 3, 1997 to be considered for inclusion in the proxy statement for that meeting if appropriate for consideration under applicable securities laws. The Company will consider responsible recommendations by stockholders of candidates to be nominated as directors of the Company. All such recommendations must be in writing and addressed to the Secretary of the Company. By accepting a stockholder recommendation for consideration, the Company does not undertake to adopt or take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act.

                             ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

     The authorized number of Directors is presently fixed at nine. Mr. Stihl retired from the Board and as Chairman in September 1996. The Board, therefore, intends to reduce the authorized number of Directors of the Company to eight immediately prior to the 1996 Annual Meeting. The eight remaining Directors are nominees standing for reelection to the Board of Directors at the Annual Meeting and all have agreed to serve if elected. Directors will be elected to hold office until the 1997 Annual Meeting and until their successors have been elected and qualified. Unless a contrary direction is indicated on the proxy card, the Proxy Holders will vote the proxies received by them for the nominees or, in the event of a contingency not presently foreseen, for the election of such substitute nominee(s), if any, as the Board of Directors may propose. On June 27, 1996, the Company acquired the real-time business of Harris Computer Systems Corporation ("HCSC", which has been renamed CyberGuard Corporation) pursuant to the terms of the Purchase and Sale Agreement, dated as of March 26, 1996, as amended and restated on May 23, 1996, between HCSC and the Company (the "Acquisition"). The Purchase and Sale Agreement provided that the Concurrent Board shall take action to cause the number of directors comprising the full board of directors to be nine persons, three of whom were to be designated by HCSC (Messrs. James, Maguire and Siegel, "the Original HCSC Designees") and six of whom were to be designees of Concurrent (Messrs. Brunner, Dewey, Handel, Rifenburgh, Sparacino and Stihl). If any Original HCSC Designee shall decline or be unable to serve, CyberGuard Corporation (f/k/a HCSC) shall designate a person to serve in such person's stead (the Original HCSC Designees together with any such alternate or alternates are herein referred to as the "CyberGuard Designees"). From and after June 27, 1996 until at least September 30, 1997, unless a majority of CyberGuard Designees then serving as Concurrent Directors shall consent to a waiver, Concurrent shall maintain a Board of Directors consisting of no more than nine Directors, three of whom shall be CyberGuard Designees. There are no other arrangements or understandings between any nominee and any other person pursuant to which he was or is to be selected as a Director or nominee. None of the nominees nor any of the incumbent Directors is related to any other nominee or Director or to any executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

     Information on each Director's principal occupation and business experience for at least the last five years and the name of other publicly held companies in which he serves as a director is set forth below.

     MICHAEL A. BRUNNER. Age 63 and a Director since November 1994. Mr. Brunner is the former President, AT&T Federal Systems from 1986-1992, a division of AT&T focused on federal communications and computer systems programs. He served in additional management, operating, sales, accounting and personnel positions with AT&T over a career spanning 37 years. Mr. Brunner serves as a Director of Westell Technologies, Inc. and as a director and past Chairman of The Leonard Center for Excellence in Engineering at Pennsylvania State University. He also serves as a Director of three privately owned companies.

     C. FORBES DEWEY, JR. Age 61 and one of the founders of the Company and a Director since its organization in 1981. He is and has been a Professor of Mechanical Engineering at the Massachusetts Institute of Technology since 1969. Since 1984, he has been an Associate in Pathology at Brigham and Women's Hospital in Boston, Massachusetts. He is Co-Director of the International Consortium for Medical Imaging Technology.

     MORTON E. HANDEL. Age 61 and a Director since June 1991. Mr. Handel is President of S&H Consulting, Ltd., a privately held investment and consulting company. From 1988 to 1990, he served as Chairman of the Board and Chief Executive Officer of Coleco Industries, Inc., a publicly held company and formerly a manufacturer of toys and games. Prior to that time, and from 1983, he served as Executive Vice President and, from 1974 to 1983, as Chief Financial Officer of Coleco. He is Vice Chairman, Board of Regents, University of Hartford and serves as a Director of several not-for-profit entities.

     C. SHELTON JAMES. Age 56 and a Director of Concurrent since the Acquisition. Since May 1991, Mr. James has served as Chief Executive Officer of Elcotel, Inc., a public company that manufactures telecommunications equipment. Mr. James is also President of Fundamental Management Corporation, an investment management firm specializing in active investment in small capitalization companies; he served as Executive Vice President from 1990 to April 1993. Prior to 1990, Mr. James was Executive Vice President of Gould, Inc., a diversified electronics company, and President of Gould's Computer Systems Division. Mr. James is Chairman of the Board of Directors of Elcotel, Inc. and is a director of CyberGuard Corporation, CSPI, NAI Technologies, Inc., Fundamental Management Corporation and SK Technologies, Inc.

     MICHAEL F. MAGUIRE. Age 69 and a Director of Concurrent since the Acquisition. Since 1984, Mr. Maguire has served as President, Director, and sole shareholder of Maguire Investment Management, Inc., a management consulting company. For more than 13 years, Mr. Maguire served as an executive at Harris Corporation, most recently as Senior Vice President from 1979 to 1986. Mr. Maguire is a director of CyberGuard Corporation, Paravant Computer Systems and Autosight, Inc., as well as several non-profit corporations.

     RICHARD P. RIFENBURGH. Age 64 and a Director since June 1991. Mr. Rifenburgh is Chairman of the Board of Moval Management Corporation, a privately held company specializing in restoring companies in financial distress. He is, or in the past five years has been, a director of the following public companies: Tristar Corporation (formerly known as Ross Cosmetics Distribution Centers, Inc.) since June 1992 and Chairman since August 1992; Miniscribe Corporation (manufacturer of disc drives for personal computers), Chairman and CEO from 1989 to 1991; Library Bureau (manufacturer of library furniture) from 1976 to 1995 and CyberGuard Corporation since June 1996. His experience also includes three years as a General Partner of Hambrecht & Quist Venture Partners; one year as Chairman of the Board and CEO of GCA Corporation, a publicly held manufacturer of semiconductor manufacturing equipment; founding Mohawk Data Sciences Corporation, a publicly held manufacturer of computer equipment in 1964 and later serving as Chairman of the Board through 1974; and two years (1975 and 1976) as Chairman of the Board of the Communications and Computer Industry Association.

     E. COURTNEY SIEGEL. Age 46 and a Director since the Acquisition. He is President and Chief Executive Officer of Concurrent. Mr. Siegel previously served as Chairman, President and Chief Executive Officer of CyberGuard Corporation since its spin-off from Harris Corporation in October 1994. Prior to that time, and since 1990, Mr. Siegel served as Vice President and General Manager of the Harris Computer Systems Division of Harris Corporation. Mr. Siegel's 20 year career in the computer technology field includes serving as Vice President of Standoff Weapons at Rockwell International Corp. and as Vice President of Harris Government Support Systems Division's Orlando operations.

     ROBERT R. SPARACINO. Age 68 and a Director since November 1994. Mr. Sparacino is President, Sparacino Associates, Inc. (SAI) since 1982. SAI offers management and venture capital consulting services primarily for high-technology businesses. He is a member of the Board of Directors of Tristar Corporation since June 1992 and Vice Chairman since August 1992. Mr. Sparacino's experience includes four years as General Partner of a $125 million venture capital fund, focused primarily on investments in technology companies; twelve years in executive management positions with Xerox Corporation, including Corporate Senior Vice President and Senior Vice President -- Information Products Group; and nine years in engineering and research and development positions with General Motors Corporation, including Director of Engineering and Director of Research and Development of GM's major aerospace division. He has earned a Sc.D. in Instrumentation from Massachusetts Institute of Technology.

CORPORATE GOVERNANCE

     Concurrent is a corporation created and chartered under the laws of Delaware. It is governed by a Board of Directors and its Committees. As permitted under Delaware law and the Certificate of Incorporation and By-laws of the Company, the Board of Directors has established and delegated certain authority and responsibility to four standing committees: the Executive Committee; the Audit Committee; the Finance Committee; and the Compensation Committee. The Board annually reviews the membership of and the authority and responsibility delegated to each Committee at the organizational meeting of Directors immediately following the Annual Meeting of Stockholders. Mr. Siegel is an ex officio member of all

Committees of which he is not otherwise a member. From time to time as required, the Chairman of the Board has the authority from the Board of Directors to establish a nominating committee to recommend nominees to fill vacancies on the Board, newly created directorships, and expired terms of Directors.

     The current members of the Executive Committee are Messrs. Handel, Rifenburgh and Siegel. The Committee has, to the extent legally permitted, the power and authority of the Board of Directors in periods between meetings of the full Board. No meetings of the Executive Committee were held during the Company's fiscal year ended June 30, 1996. All matters that could have been addressed by the Committee during the fiscal year were addressed by the full Board of Directors.

     The current members of the Audit Committee are Messrs. Rifenburgh (Chairman), Brunner, Dewey, James and Maguire. The current principal responsibilities of the Committee are to review the Company's financial statements contained in filings with the Securities and Exchange Commission, matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and the use and security of the Company's liquid assets through the review of the Treasurer's function, and to recommend the appointment of independent accountants to the Board for its consideration and approval subject to ratification by the stockholders. The Audit Committee held four meetings during the fiscal year ended June 30, 1996.

     The current members of the Finance Committee are Messrs. Handel (Chairman), James, Rifenburgh and Sparacino. The current principal responsibilities of the Committee are to review, appraise and recommend actions relating to the Company's capital structure, to review the Company's compliance with financial covenants in its financing documents, and to review capital needs and expenditures, risk-management programs and financial performance of the retirement savings plan. The Finance Committee held four meetings during the fiscal year ended June 30, 1996.

     The current members of the Compensation Committee are Messrs. Brunner (Chairman), Handel, Maguire and Sparacino. The current principal responsibilities of the Committee are to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs and, subject to limitations, to administer the Company's stock option plans, stock purchase plan and stock bonus plan, including the issuance of stock in connection with the Company's retirement savings plan and incentive bonus plans, and to review management development and succession programs. The Compensation Committee held four meetings during the fiscal year ended June 30, 1996.

     During the fiscal year ended June 30, 1996, there were eleven meetings of the Board of Directors and twelve meetings of the standing committees of the Board. All of the Directors attended more than 75% of the aggregate number of meetings of the Board and the Committees on which they served during their tenure.

DIRECTORS' COMPENSATION

     Non-employee Directors receive a $15,000 annual retainer payable upon election as Director of the Company at the Annual Meeting of Stockholders (and a pro rata amount to any non-employee who becomes a Director of the Company thereafter, payable at the time of becoming a non-employee Director), and $2,000 per meeting (including supplemental meetings in person with management where the business to be conducted cannot be reasonably accomplished during any scheduled meeting times and is necessary in furtherance of the required duties of a Director) not to exceed $2,000 per day for attendance at Board, Committee and supplemental meetings regardless of the number of meetings attended on a given day, payable following such meetings. During fiscal 1996, the Board authorized the payment of supplemental meeting fees for services provided in connection with the negotiation and consummation of the Acquisition to each of the named Directors as follows: Mr. Brunner -- $13,000; Mr. Dewey -- $2,000; Mr.
Handel -- $48,000; Mr. Rifenburgh -- $10,000; and Mr. Sparacino -- $4,000; and $5,000 in connection with the development of a new product technology road map to Mr. Dewey. Non-employee Directors who serve as chairman of Committees of the Board of Directors receive $4,000 per annum, payable quarterly at the end of a quarter.

     The Concurrent 1991 Restated Stock Option Plan currently provides that options may not be granted to non-employee Directors except that each non-employee Director as of the closing of the Acquisition received and each individual who thereafter becomes a non-employee Director of Concurrent for the first time will automatically receive an option to purchase 20,000 shares of Concurrent Common Stock and on the date of each Annual Meeting of Concurrent shareholders each non-employee Director will automatically receive an option to purchase 3,000 shares of Concurrent Common Stock. The options are fully-vested non-statutory options and are priced at 100% of the fair market value of Concurrent Common Stock on the date of grant. In addition, each option terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of the date of grant and (ii) the optionee's removal or resignation (other than by reason of death or disability) as a member of the Board.

EXECUTIVE COMPENSATION

     The following table sets forth certain required summary compensation information for services to the Company for the fiscal years ended June 30, 1996, 1995 and 1994, for (i) both Messrs. Stihl and Siegel, since each served as chief executive officer of the Company at certain times during fiscal 1996, (ii) Mr. Chapman, since he was among the four most highly compensated executive officers for fiscal 1996, and (iii) Messrs. Mason and Cowie, who had they not stepped down as of June 27, 1996 in connection with the Acquisition, would have been among the four most highly compensated executive officers for fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                                                 AWARDS
                                                                              ------------
                                                    ANNUAL COMPENSATION        SECURITIES
                                                 --------------------------    UNDERLYING     ALL OTHER
               NAME AND                 FISCAL   SALARY     BONUS    OTHER      OPTIONS      COMPENSATION
          PRINCIPAL POSITION             YEAR    ($)(A)    ($)(B)    ($)(C)      (#)(D)         ($)(E)
--------------------------------------  ------   -------   -------   ------   ------------   ------------
J.T. Stihl(f).........................   1996    361,876                 --            --         20,636
  former Chairman, President and Chief   1995    361,876        --       --       651,212         25,633
  Executive Officer                      1994    324,960        --   56,875       328,750         17,384
E.C. Siegel(g)........................   1996        808        --       --     1,250,000             --
  President and Chief Executive
  Officer
R.J. Mason(h).........................   1996    198,288        --       --            --          3,000
  former Vice President, Finance and     1995    125,554        --       --       180,000            933
  Treasurer, Chief Financial Officer
G.E. Chapman(i).......................   1996    151,268        --       --       400,000          3,000
  Vice President, International          1995    148,846        --       --       141,900          3,836
  Operations                             1994    128,100        --   14,000        67,000          2,893
D.S. Cowie(j).........................   1996    148,845        --       --            --             --
  former Vice President, Development     1995    148,845        --       --       151,869             --
  and Engineering                        1994    133,670        --   14,000        62,024             --

---------------

(a)  Includes commissions earnings for Mr. Chapman of $10,666 in fiscal 1994.
(b) No incentive compensation under the Company's Executive Bonus Plan for fiscal 1996, 1995 or 1994 was earned or paid.
(c) None of the executive officers named in the Summary Compensation Table received personal benefits in excess of the lesser of $50,000 or 10% of total compensation for fiscal 1996, 1995 or 1994. The amounts reported represent the dollar value of shares of Common Stock granted in respect of achievement of corporate performance commitments for the quarters ended March 31 and June 30, 1994 based on the $2.125 closing sale price of a share on August 19, 1994, the effective date of the grant.
(d) For fiscal 1996, includes new equity participation options and performance based options granted to executive officers serving in such capacity following the Acquisition. For fiscal 1995, includes new stock option grants resulting from a stock option repricing program. The repricing resulted in the following number of options repriced in fiscal year 1995 for each of the named persons: Stihl (451,212), Chapman (71,900) and Cowie (88,353). The number of options repriced also includes the repricing of the following number of options previously granted in fiscal year 1995 which number is excluded from the total number reflected in the table to avoid double-counting: Stihl (31,100), Chapman (3,200) and Cowie (13,000). For fiscal 1994, includes stock options in the following amounts in consideration of an eight month deferral in annual merit salary increases: Stihl (8,625), Cowie (3,450) and Chapman (1,800). For fiscal 1994, also includes performance based restricted stock options granted under the Long-Term Incentive Compensation Plan for executive officers. The named persons received stock options to purchase the following number of shares: Stihl (100,000), Chapman (35,000) and Cowie (35,000).
(e) Represents the Company's matching contribution to the "401(k)" savings feature during the year and annual contribution during the year for the prior fiscal year in shares of Common Stock, based on the value of such shares at the time of contribution, to such person under the Company's Retirement Savings Plan, a defined contribution plan. For Mr. Stihl, the amount also includes $15,550, $15,550 and $7,775 in each of fiscal years 1996, 1995 and 1994, respectively, paid by the Company as the premium for $1 million in term life insurance and $2,086 as premium for a long-term disability policy in each such year.
(f) On August 25, 1993, Mr. Stihl was elected to the positions of Chairman of the Board, President and Chief Executive Officer. Mr. Stihl stepped down as President and Chief Executive Officer on June 27, 1996, upon consummation of the Acquisition, and as Chairman of the Board on September 13, 1996.
(g) Elected President and Chief Executive Officer on June 27, 1996, upon consummation of the Acquisition. The compensation reported reflects only the remaining three days of fiscal 1996.
(h) Elected an executive officer in October 1994. Stepped down as an executive officer on June 27, 1996, upon consummation of the Acquisition.
(i)  Elected an executive officer in January 1994.
(j) Elected an executive officer in August 1993. Stepped down as an executive officer on June 27, 1996, upon consummation of the Acquisition.

OPTION GRANTS

     The following table shows all grants of stock options to the executive officers named in the Summary Compensation Table during fiscal 1996. No stock appreciation rights were granted during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                              -----------------------------                                VALUE AT ASSUMED
                                               PERCENT OF                                ANNUAL RATES OF STOCK
                                             TOTAL OPTIONS                                PRICE APPRECIATION
                                               GRANTED TO     EXERCISE OR                   FOR OPTION TERM
                                OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
            NAME               GRANTED(#)     FISCAL YEAR      ($/SHARE)       DATE       5% ($)      10% ($)
----------------------------  ------------   --------------   -----------   ----------   ---------   ---------
J.T. Stihl..................            --           --             --             --           --          --
E.C. Siegel.................   1,000,000(a)                       2.10        6/27/06    1,361,401   3,411,702
                                 250,000(b)                       2.10        6/27/06      340,350     852,925
                                                                                         ---------   ---------
                                                  33.64%                                 1,701,751   4,264,627
R.J. Mason..................            --           --             --             --           --          --
G.E. Chapman................     320,000(a)                       2.10        6/27/06      435,648   1,091,745
                                  80,000(b)                       2.10        6/27/06      108,912     272,936
                                                                                         ---------   ---------
                                                  10.76%                                   544,560   1,364,681
D.S. Cowie..................            --           --             --             --           --          --

---------------

(a) The option to purchase 1,000,000 shares granted to Mr. Siegel and the option to purchase 320,000 shares granted to Mr. Chapman were granted in accordance with the Company's 1991 Restated Stock Option Plan. The term of each stock option is 10 years and is exercisable in installments of one-third over three years. The exercise price is the fair market value of a share of Common Stock on the date of grant.
(b) The option to purchase 250,000 shares granted to Mr. Siegel and the option to purchase 80,000 shares granted to Mr. Chapman were granted in accordance with the Company's 1991 Restated Stock Option Plan and its Long-Term Incentive Compensation Plan. The right to exercise the options is based upon the degree of achievement of financial objectives over a three-year period. The options vest 60% at the conclusion of the three-year period and 40% on the last day of the fiscal year following the conclusion of that period, based upon achievement of the financial objectives.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to the number and value of unexercised options to purchase the Company's Common Stock held by the executive officers named in the Summary Compensation Table at June 30, 1996. None of the named executive officers exercised any options during fiscal 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                                                      AT FISCAL YEAR-END             FISCAL YEAR-END(A)
                                                ------------------------------   ---------------------------
                     NAME                       EXERCISABLE(B)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------  --------------   -------------   -----------   -------------
J.T. Stihl....................................      651,212               --      $ 583,409             --
E.C. Siegel...................................           --        1,250,000             --             --
R.J. Mason....................................      120,000               --        118,500             --
G.E. Chapman..................................      141,900          400,000        139,675             --
D.S. Cowie....................................      151,869               --        147,151             --

---------------

(a) Based on the fair market value of the Company's Common Stock on June 30, 1996 ($2.10).
(b)  Includes options exercisable within 60 days of June 30, 1996.

     No options were "repriced" during fiscal 1996.

EXECUTIVE SEVERANCE AGREEMENTS

     The Company has entered into employment agreements with its executive officers. With the exception of the employment agreements with Messrs. Stihl and Siegel and except as described below, these agreements contain generally the same terms and provide for a base salary to be reviewed for increase annually with such increases as shall be awarded in the discretion of the Board of Directors. The agreements also provide for an annual bonus opportunity in a target amount to be established by the Board of Directors at the recommendation of the Compensation Committee, the actual amounts to be paid depending upon the degree of achievement of various objectives reasonably consistent with the Company's business plan to be established annually by the Board of Directors.

     Employment under the employment agreements with executive officers of the Company may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer voluntarily resigns (except as described below) or is terminated for cause, compensation under the employment agreement will end. In the event an agreement is terminated directly by the Company without cause or in certain circumstances constructively by the Company, the terminated employee will receive severance compensation for a one-year period, in an annualized amount equal to the respective employee's base salary then in effect plus an amount equal to the then most recent annual bonus paid or, if determined, payable, to such employee.

     Under the Employment Agreement dated August 25, 1993, as amended on November 5, 1995, between Concurrent and Mr. Stihl (the "Stihl Employment Agreement"), Mr. Stihl will continue to receive salary at an annualized rate of no less than $365,000 through December 27, 1996, and other Company-paid employee benefits, such as life insurance and medical and dental coverage, through December 27, 1998. In lieu of any severance compensation which was otherwise due and payable under the Stihl Employment Agreement, Mr. Stihl received proceeds of $730,000 from the sale of shares of Concurrent Common Stock.

     Concurrent and Mr. Siegel entered into an employment agreement dated as of March 26, 1996 (the "Siegel Employment Agreement"), effective upon the consummation of the Acquisition on June 27, 1996. The Siegel Employment Agreement provides for the employment of Mr. Siegel as President and Chief Executive Officer of Concurrent at an initial annual base salary of $300,000 subject to annual review by the Concurrent Board (or any committee delegated by the Concurrent Board to review executive compensation). Pursuant to the Siegel Employment Agreement, Mr. Siegel has been granted equity participation options to purchase 1,000,000 shares of Concurrent Common Stock vesting over a three-year period, and long-term incentive performance based options to purchase up to 250,000 shares of Concurrent Common Stock vesting over a three-year period based on Concurrent's achievement of certain performance objectives. The Siegel Employment Agreement provides for Mr. Siegel to have an initial target bonus for the achievement of certain performance objectives established by the Concurrent Board, or a committee thereof, of 65% of his annual base salary, and subsequent target bonuses that may be increased by no more than an additional 50% of the initial target bonus.

     The Concurrent Board may terminate the Siegel Employment Agreement for "cause." The Siegel Employment Agreement defines "cause" as willful acts against Concurrent intended to enrich Mr. Siegel at the expense of Concurrent, the conviction of Mr. Siegel for a felony involving moral turpitude, willful and gross neglect by Mr. Siegel of his duties or the intentional failure of Mr. Siegel to observe policies of the Concurrent Board that have or will have a material adverse effect on Concurrent. If the Siegel Employment Agreement is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," Mr. Siegel will receive severance pay of two times his annual base salary and two times his target bonus as in effect immediately prior to termination, and at least one-third of Mr. Siegel's stock options and stock appreciation rights, if any, will be exercisable at termination. If Mr. Siegel's employment with Concurrent is terminated within three years following a "change in control" by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," Mr. Siegel will receive severance pay of three times his annual base salary and three times his target bonus as in effect immediately prior to termination, and all of Mr. Siegel's stock options and stock appreciation rights, if any, will become exercisable at termination. If Mr. Siegel's employment is terminated at any time by Concurrent for "cause" or by Mr. Siegel other than for "good reason," the Siegel Employment Agreement prohibits Mr. Siegel from engaging in any business competitive with the business of Concurrent for a one-year period following the effective date of termination. If Mr. Siegel's employment is terminated by Concurrent other than for "cause" or the death, disability or normal retirement of Mr. Siegel or by Mr. Siegel for "good reason," other than within three years of a "change in control," the Siegel Employment Agreement prohibits Mr. Siegel from engaging in any business competitive with the business of Concurrent for a two-year period following the effective date of termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
OVERVIEW AND PHILOSOPHY

     The Company's primary objective is to maximize stockholder value over time by developing and implementing a comprehensive business strategy. The Compensation Committee's primary objective is to review compensation programs, employee benefit plans, and personnel policies applicable to officers and other members of senior management of the Company to assure that they support the Company's objectives and are in the long-term interests of the stockholders. The Compensation Committee reviews performance of executive officers and recommends appropriate compensation, including cash and incentive compensation, and stock option grants for approval by the Board. The Compensation Committee meets at least quarterly. The Compensation Committee's overall compensation philosophy is to provide rewards that (1) are linked to the achievement of Company and individual performance objectives, (2) align employee interests with the interests of its stockholders, (3) are sufficient to attract and retain needed, high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to the immediate and long-term business strategy. The Compensation Committee solicits and analyzes periodic reports from independent consultants retained by management regarding the appropriateness of compensation levels.

EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee uses the following key principles in structuring, reviewing and revisiting compensation targets and packages of executive officers:

     - LONG-TERM AND AT-RISK FOCUS so that a significant portion of executive officer pay is focused toward the achievement of strategic objectives and maximization of stockholder value.

     - MANAGEMENT DEVELOPMENT programs designed to successfully attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual performance objectives.

     - EQUITY AT-RISK LINK of Company performance and individual rewards to instill ownership (stockholder) thinking. Recognition of individual contributions toward achievement of specific business objectives as well as overall Company results.

     - COMPETITIVE POSITION of both base salary and total compensation with the high technology computer industry.

COMPONENTS OF EXECUTIVE COMPENSATION

     The four components of executive compensation are (1) base salary, (2) annual incentive (bonus) awards, (3) equity participation and (4) long-term incentive compensation.

     BASE SALARY. Base salary is determined based on competitive factors and individual and Company performance. It is targeted to be at approximately the average of the high technology computer industry for comparable positions of responsibility. Annual increases are intended to be consistent with individual and Company performance and competitive with industry trends.

     ANNUAL INCENTIVE (BONUS) AWARDS. At the beginning of each fiscal year, the Compensation Committee establishes Company performance objectives for the fiscal year and target bonus opportunities for each executive officer based on the achievement of Company and individual performance objectives. The target bonus opportunity is a percentage of base salary initially established at the time the person became an executive officer, generally 30 to 50% for executive officers other than the chief executive officer and 65% for the chief executive officer. The target bonus opportunity is reviewed periodically for increase based on level of responsibility, potential contribution to the achievement of Company objectives and competitive practices. Under recent plans, the target bonus is earned 75% based on the achievement of Company performance objectives set annually, for example, the achievement of a certain level of revenue and before tax income or profitability, and 25% based on the achievement of individual performance objectives tied to the Company's annual business plan. Minimum thresholds of achievement are also established. Actual awards are determined at the end of the fiscal year based on achievement of the established Company and individual performance objectives. Based on corporate performance results against targeted objectives, no annual incentive (bonus) awards were earned or paid to any executive officer for fiscal year 1996.

     EQUITY PARTICIPATION. Equity participation is in the form of stock option grants with exercise prices equal to the fair market value of a share of Common Stock at the effective date of grant. The Committee supports aggregate executive officer equity participation in the range of 10% of outstanding equity and, accordingly, the Board granted stock options to purchase an aggregate of 3,240,000 shares to the current eight executive officers serving in such capacity following consummation of the Acquisition, including options to purchase 1,000,000 shares to Mr. Siegel.

     LONG-TERM INCENTIVE COMPENSATION. Long term incentive compensation is distributed through the Company's Long-Term Incentive Compensation Plan (the "LTIC Plan"). The objective of the LTIC Plan is to provide a strong recruitment and retention device for employee executive officers that provides an incentive for achievement of long-term financial strategic success of the Company. Cycles for determining LTIC performance objectives and incentive compensation are recommended by the Compensation Committee for approval by the Board. Target performance objectives for each fiscal year during the cycle and extraordinary performance objectives for the cycle are recommended by the Committee for approval by the Board. The performance objectives are based on one or more discrete financial objectives that are consistent with the Company's five-year strategic plan.

     The current cycle is the three fiscal years ending June 30, 1999. The performance objectives for the cycle are based on net income. Incentive compensation under the LTIC Plan is in the form of stock options for the achievement of target performance objectives. Options to purchase an aggregate of 810,000 shares have been granted under the LTIC Plan for the current 3-year cycle through June 30, 1999 to the current eight executive officers of the Company, including options to purchase 250,000 shares to Mr. Siegel. The right to exercise the stock option is earned based on achievement of the target performance objectives. The right to exercise that portion of the stock option earned through achievement of the target performance objectives vests 60% on the date the Board approves the financial statements for the last fiscal year in the cycle (i.e., for the initial three-year cycle, FY'99) and 40% on the last day of the fiscal year following the last fiscal year of the cycle (i.e., for the initial three-year cycle, June 30, 2000). Except in certain limited circumstances, an employee must be an employee of the Company at the time of vesting in order to receive any incentive compensation earned during the cycle.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Siegel was elected to the position of President and Chief Executive Officer of the Company upon consummation of the Acquisition on June 27, 1996. His employment agreement with Concurrent provides for an initial annual base salary of $300,000, subject to annual review. Upon his election he was granted an equity participation stock option to purchase 1,000,000 shares of Common Stock at an exercise price of $2.10, the fair market value on the date of grant. The option vests over a three-year period on each annual anniversary. At the same time, he was granted a long-term incentive performance based stock option to purchase 250,000 shares of Common Stock under the LTIC Plan for the three year cycle ending June 30, 1999.

     Mr. Stihl stepped down as President and Chief Executive Officer of Concurrent upon consummation of the Acquisition, remaining as Chairman until September 1996. He received an annual base salary of $365,000 for fiscal 1996, in accordance with the terms of his employment agreement with the Company which did not permit any discretion in the payment of his salary, less two days without pay imposed by the decision of management's executive committee on all U.S. management employees in order to reduce expenses. The employment agreement with Mr. Stihl provides for him to continue to be paid a salary at an annualized rate of no less than $365,000 through December 27, 1996. There are no arrangements for performance incentive bonuses. No annual performance incentive award (bonus) was earned or paid to Mr. Stihl or any other executive officers of the Company for fiscal 1996. Pursuant to the terms of the Purchase and Sale Agreement in connection with the Acquisition and his employment agreement, Mr. Stihl was paid $730,000 from proceeds of the sale of shares of Common Stock, to satisfy the Company's obligation to Mr. Stihl for severance compensation in connection with his termination from the positions of President and Chief Executive Officer. The Purchase and Sale Agreement also provided for, and pursuant thereto, all stock options outstanding immediately prior to consummation of the Acquisition were fully vested and became exercisable in accordance with their terms.

CONCLUSION

     The Compensation Committee believes the executive compensation policies and programs serve the interest of the stockholders and the Company. The Compensation Committee also believes the base salary amounts, bonus awards, equity participation grants, and long-term incentive compensation for executive officers have been linked to and are commensurate with Company performance and individual efforts in achieving the strategic goals of the Company.

COMPENSATION COMMITTEE FOR FY'96

Michael A. Brunner, Chairman
Morton E. Handel
Robert R. Sparacino

PERFORMANCE GRAPH

     The graph below compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the NASDAQ Stock Market (U.S. companies) and a peer group of companies determined by the Company. The graph assumes $100 invested on June 30, 1991 in Concurrent Common Stock and each of the indices.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                        CONCURRENT COMPUTER CORPORATION

                                  CONCURRENT     NASDAQ STOCK      SELF-DETE
      MEASUREMENT PERIOD           COMPUTER       MARKET (US      RMINED PEER
    (FISCAL YEAR COVERED)         CORPORATION     COMPANIES)         GROUP
06/28/91                                 100.0           100.0           100.0
06/30/92                                  42.5          120.10            71.4
06/30/93                                  77.5          151.10            89.1
06/30/94                                  37.5           152.5            65.3
06/30/95                                  50.0           203.6           112.2
06/28/96                                  60.0           261.4            96.4

COMPANIES IN THE SELF-DETERMINED PEER GROUP

    CONVEX COMPUTER CORP                        DATA GENERAL CORP
    DIGITAL EQUIPMENT CORP                      ENCORE COMPUTER CORP
    HARRIS COMPUTER SYSTEMS CORP                PYRAMID TECHNOLOGY CORP
    SEQUENT COMPUTER SYSTEMS INC                SILICON GRAPHICS INC
    STRATUS COMPUTER INC                        TANDEM COMPUTERS INC

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.00 on 06/28/91.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the beneficial owners of more than 5% of the Company's securities as of September 20, 1996.

                                                                                      PERCENTAGE OF
                       NAME AND ADDRESS                              NUMBER OF        COMMON STOCK
                     OF BENEFICIAL OWNER                            SHARES OWNED       OUTSTANDING
--------------------------------------------------------------  --------------------  -------------
Cowen & Company(a)............................................  2,357,050 common            5.5%
Financial Square
New York, New York 10005
CyberGuard Corporation(b).....................................  31,700 common               5.6%(c)
2101 West Cypress Creek Road                                    1,000,000 preferred
Fort Lauderdale, Florida 33309

---------------

(a) The information reported is based on Amendment No. 1 to Schedule 13G filed by Cowen & Company with the Securities and Exchange Commission on February 13, 1996 and is as of December 31, 1995. Cowen & Company, an investment advisor, reported that it exercises sole voting power and sole dispositive power with respect to 200,000 shares, shared voting power with respect to 1,573,000 shares and shared dispositive power with respect to 2,157,050 shares.
(b) On June 27, 1996, Concurrent acquired all of the assets of the real-time business of CyberGuard Corporation (f/k/a Harris Computer Systems Corporation) together with 683,178 newly issued shares of CyberGuard in exchange for (i) 10,000,000 shares of Concurrent Common Stock (which have been sold by CyberGuard Corporation), (ii) 1,000,000 shares of non-voting convertible exchangeable preferred stock with a 9% cumulative annual dividend payable quarterly in arrears and a mandatory redemption value of $6,263,000, and (iii) the assumption of certain liabilities.
(c) Assumes conversion of all shares of convertible exchangeable preferred stock into Common Stock at $2.50 per share, subject to adjustment under certain circumstances.

     The following table sets forth for each nominee for Director, and each of the persons named in the Summary Compensation Table, the number of shares and percentage of Common Stock of the Company which he reported as beneficially owned by him as of June 30, 1996, including the number of shares of Common Stock he has the right to purchase during the 60 days thereafter (through August 29, 1996) upon the exercise of existing stock options. Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares.

                                                                       COMMON STOCK        PERCENTAGE OF
                                                                    BENEFICIALLY OWNED     COMMON STOCK
                              NAME                                DIRECTLY OR INDIRECTLY    OUTSTANDING
----------------------------------------------------------------  ----------------------   -------------
Michael A. Brunner(a)...........................................           23,000                  *
George E. Chapman(b)............................................          160,208                  *
David S. Cowie(c)...............................................          158,458                  *
C. Forbes Dewey, Jr.(d).........................................           34,901                  *
Morton E. Handel(a).............................................           23,000                  *
C. Shelton James(a).............................................           20,000                  *
Michael F. Maguire(a)...........................................           20,000                  *
Roger J. Mason(e)...............................................          122,817                  *
Richard P. Rifenburgh(f)........................................           33,000                  *
Robert R. Sparacino(a)..........................................           23,000                  *
E. Courtney Siegel..............................................               --                  *
John T. Stihl(g)................................................          697,801                1.6%
Directors and current executive
  officers as a group (15 persons)(h)...........................          337,109                  *

---------------

(a)  Represents currently exercisable stock options.
(b)  Includes options to purchase 141,900 shares.
(c)  Includes options to purchase 151,869 shares.

(d) Includes options to purchase 25,491 shares. Excludes 10 shares held by a family member, as to which Mr. Dewey disclaims beneficial ownership.
(e)  Includes options to purchase 120,000 shares.
(f)  Includes options to purchase 23,000 shares.
(g)  Includes options to purchase 651,212 shares.
(h) Includes 299,391 shares available for purchase under stock options granted under the Company's 1991 Restated Stock Option Plan which are exercisable within 60 days of June 30, 1996.
   * Less than 1% of the Company's outstanding Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten percent stockholders"), to file reports of ownership of the Company's securities and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of copies of such filings received by it and written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that during its fiscal year ended June 30, 1996 all filing requirements applicable to its officers, directors and ten percent stockholders were satisfied, except that Mr. Dewey failed to report beneficial ownership of 300 shares which he inherited in 1993.

                            RATIFICATION OF AUDITORS
                               (ITEM 2 OF NOTICE)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent public accountants, as auditors of the Company for the fiscal year ending June 30, 1997 and is submitting the selection to stockholders for ratification. The firm of Coopers & Lybrand L.L.P. served as auditors of the Company for the fiscal year ended June 30, 1996.

     Representatives of KPMG Peat Marwick LLP and Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

CHANGE IN ACCOUNTANTS

     On September 25, 1996, the accounting firm of KPMG Peat Marwick LLP was selected to replace the accounting firm of Coopers & Lybrand L.L.P. as independent accountants for the Company. Coopers & Lybrand L.L.P. was notified of this decision on September 25, 1996. The decision to change auditors was approved by the Board of Directors upon the recommendation of the Audit Committee.

     During the two most recent fiscal years, and subsequent interim periods, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of the former accountants) would have caused them to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for each of the past two years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles.

     During the two most recent fiscal years, and the subsequent interim periods, the Company (or anyone on the Company's behalf) did not consult the newly engaged accountants regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER MATTERS
                               (ITEM 3 OF NOTICE)

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the Proxy Holders to vote, or otherwise to act, in accordance with their judgment on such matters.

October 1, 1996

                                                                     Appendix A


                        CONCURRENT COMPUTER CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING NOVEMBER 8, 1996

PROXY

    The undersigned stockholder hereby appoints E. Courtney Siegal, Daniel S. Dunleavy and Karen G. Fink, or any of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Concurrent Computer Corporation Common Stock standing in the name of the undersigned at the Annual Meeting of Stockholders to be held at the DoubleTree Guest Suites, 666 N.W. 62nd Street, Fort Lauderdale, Florida at 2:00 p.m. on November 8, 1996 and at any adjournments thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED STOCKHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL.

    IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

                  (Continued and to be signed on reverse side)

1.  Election of Directors.

   Nominees: Brunner, Dewey, Hendel, James, Maguire, Rifenburgh, Siegel,
    Sparacino

                   / / FOR         / / WITHHELD


                   ---------------------------------------
                   For all nominees except as noted above

2.  Ratify KPMG Peat Marwick LLP as independent auditors for fiscal year 1997

                  / / FOR         / / AGAINST         / / ABSTAIN

/ / MARK HERE FOR ADDRESS CHANGE AND
  NOTE AT LEFT
/ / MARK HERE IF YOU PLAN TO ATTEND THE
  MEETING

                                                   Dated                   ,1996
                                                        -------------------

                                                   -----------------------------
                                                   SIGNATURE

                                                   Please mark, date and sign
                                                   exactly as your name appears
                                                   hereon. Joint owners should
                                                   each sign. If the signer is a
                                                   corporation, please sign in
                                                   full corporate name by duly
                                                   authorized officer.
                                                   Executors, administrators,
                                                   trustees etc. should give
                                                   full title as such.